EXHIBIT 99.1

Intelligent Systems Completes Rights Offering

NORCROSS, Ga., July 20, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today that it has completed the previously announced common stock rights offering. Intelligent Systems received gross proceeds of approximately $3.1 million from the rights offering.

Under the terms of the rights offering, Intelligent Systems distributed non-transferable rights to purchase one share of common stock of the Company at a price of $0.70 per share for each share owned by holders of the Company's common stock on June 17, 2009, the record date for the rights offering. The subscription period began on June 18, 2009 and ended on July 17, 2009. The offering was oversubscribed by approximately 13 percent and, in accordance with the terms of the offering, rights holders who exercised their oversubscription privilege are allocated oversubscription shares pro rata in proportion to their basic subscription privilege. A total of 4,479,014 shares of common stock of the Company were purchased.

J. Leland Strange, Chief Executive Officer of Intelligent Systems, said, "We are very pleased with the response to our rights offering and the fact that it was over-subscribed definitely exceeded our expectations. Apparently our shareholders agree with management that Intelligent Systems has more value than apparent in the recent stock price. With this vote of confidence, we will further expedite our growth plans for our ChemFree and CoreCard Software subsidiaries.

"We will be using the proceeds primarily to expand marketing for software licensing and the entry into card processing services of CoreCard Software. CoreCard has developed all the software needed to process many of the accounts receivable and card products now being processed by larger processors such as TSYS and First Data and can offer processing services at a lower total cost of ownership. We will be simultaneously pursuing credit card issuers, merchant acquirers, fleet card processors, prepaid/loyalty issuers, and private label accounts receivable customers. CoreCard is also in a position to manage accounts and collections of some of the bad loans, leases and debts that financial institutions are being forced to deal with in this economy."

About Intelligent Systems Corporation:

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries are CoreCard Software, Inc. (www.corecard.com), a software company, and ChemFree Corporation (www.chemfree.com), an industrial products company. Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770-381-2900.

Forward-looking Statements:

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. All forward-looking statements are based upon information available to Intelligent Systems Corporation on the date this release was submitted. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONTACT:  Intelligent Systems Corporation
          Bonnie L. Herron, Vice President and Chief Financial Officer
          770-564-5504
          bherron@intelsys.com